WRITTEN INSTRUMENT AMENDING
                     THE AGREEMENT AND DECLARATION OF TRUST
                                       OF
                        PILGRIM AMERICA PRIME RATE TRUST

         This Amendment to the Agreement and Declaration of Trust ("Declaration") of Pilgrim America Prime Rate Trust (the "Trust") is made this 23rd day of October, 1998 by the parties signatory hereto, as Trustees of the Trust (the "Trustees").

                                   WITNESSETH

         WHEREAS, the Declaration of Trust was made on December 2, 1987, and amended on April 12, 1996, and the Trustees now desire to amend the Declaration to change the name of the Trust; and

         WHEREAS, Article IX, Section 7 of the Declaration provides that the Trustees may amend the Declaration without the vote or consent of Shareholders to change the name of the Trust by an instrument signed by a majority of the Trustees; and

         WHEREAS, the Trustees have determined that the following amendment to the Declaration shall not adversely affect the rights of the Shareholders the Trust;

         NOW, THEREFORE, the Trustees hereby declare that Article I, Section 1 be amended, effective November 16, 1998 to read as follows:

          Section 1. NAME. This Trust shall be known as "Pilgrim Prime Rate Trust," and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

         IN WITNESS WHEREOF, the undersigned have executed this instrument this 23rd day of October, 1998.


--------------------------              --------------------------
Robert W. Stallings                     Al Burton


--------------------------              --------------------------
Mary A. Baldwin                         Jock Patton


--------------------------
John P. Burke

                                   CERTIFICATE


         Pursuant to Article IX Section 5 of the Declaration, the undersigned Trustee hereby acknowledges and certifies that this Amendment to the Declaration of Pilgrim America Prime Rate Trust is made in accordance with the provisions of the Declaration and shall become effective on the 16th day of November, 1998.

         IN WITNESS WHEREOF, the undersigned has executed this instrument this 23rd day of October, 1998.


                                             -----------------------------------
                                             Robert W. Stallings

                                   CERTIFICATE


         Pursuant to Article IX Section 5 of the Declaration, the undersigned Trustee hereby acknowledges and certifies that this Amendment to the Declaration of Pilgrim America Prime Rate Trust is made in accordance with the provisions of the Declaration and shall become effective on the 16th day of November, 1998.

         IN WITNESS WHEREOF, the undersigned has executed this instrument this 23rd day of October, 1998.



                                             -----------------------------------
                                             Mary A. Baldwin

                                   CERTIFICATE


         Pursuant to Article IX Section 5 of the Declaration, the undersigned Trustee hereby acknowledges and certifies that this Amendment to the Declaration of Pilgrim America Prime Rate Trust is made in accordance with the provisions of the Declaration and shall become effective on the 16th day of November, 1998.

         IN WITNESS WHEREOF, the undersigned has executed this instrument this 23rd day of October, 1998.


                                             -----------------------------------
                                             Al Burton

                                   CERTIFICATE


         Pursuant to Article IX Section 5 of the Declaration, the undersigned Trustee hereby acknowledges and certifies that this Amendment to the Declaration of Pilgrim America Prime Rate Trust is made in accordance with the provisions of the Declaration and shall become effective on the 16th day of November, 1998.

         IN WITNESS WHEREOF, the undersigned has executed this instrument this 23rd day of October, 1998.


                                             -----------------------------------
                                             John P. Burke

                                   CERTIFICATE


         Pursuant to Article IX Section 5 of the Declaration, the undersigned Trustee hereby acknowledges and certifies that this Amendment to the Declaration of Pilgrim America Prime Rate Trust is made in accordance with the provisions of the Declaration and shall become effective on the 16th day of November, 1998.

         IN WITNESS WHEREOF, the undersigned has executed this instrument this 23rd day of October, 1998.


                                             -----------------------------------
                                             Jock Patton